BYLAWS

OF

REBORN GLOBAL HOLDINGS, INC.

A CALIFORNIA CORPORATION

ARTICLE I

SHAREHOLDERS

1.1 Annual Shareholder Meeting. An annual shareholders’ meeting shall be held in each year on the 5th day in April at 10 AM, unless that day should fall on a legal holiday, in which event the meeting shall be held at the same hour on the next succeeding business day that is not a legal holiday. Annual meetings shall be held at the principal executive office of the corporation or at any other place within California as may be determined by the board of directors and designated in the notice of the meeting.

1.2. Special Shareholder Meetings. Special shareholders’ meetings may be called for any purpose. Such meetings may be called at any time by the board or a majority of shareholders. On the written request of any person or persons entitled to call a special meeting, the secretary shall inform the board of directors as to the call, and the board shall fix a time and place for the meeting. If the board fails to fix the time and place, the meeting shall be held at the principal executive office of the corporation at a time fixed by the secretary.

1.3. Action by Written Consent. Any action required by law to be taken at a shareholders’ meeting, except for the election of directors, and any other action that may be taken at a shareholders’ meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on that action were present and voted, if the consents of all shareholders entitled to vote were solicited in writing. Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

1.4. Notice of Meetings. Written notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted, must be given to each shareholder of record entitled to vote at the meeting, not less than ten (10) nor more than sixty (60) days before the date of the meeting either personally or by mail or other means of written communication, addressed to the shareholder at the address of the shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no address appears or is given, notice must be addressed to the place where the principal executive office of the corporation is located or notice may be given by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice in accordance with the provisions of this section executed by the Secretary shall be prima facie evidence of the giving of the notice.

1.5. Quorum. The presence, at any shareholders’ meeting, in person or by proxy, of persons entitled to vote of a majority of the shares of the corporation then outstanding shall constitute a quorum for the transaction of business. In determining whether this quorum requirement for a meeting have been met, any share that has been enjoined from voting or for any reason cannot be lawfully voted shall not be counted.

1.6. Proxies. Every person entitled to vote at a shareholders’ meeting of the corporation, or entitled to execute a written consent authorizing action in lieu of a meeting, may do so either in person or by proxy executed in writing by the shareholder or authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.

1.7. Voting.

(a) Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. The affirmative vote of the majority of shares represented at a meeting at which a quorum is present shall be the act of the shareholders unless the vote of a greater number or a vote by classes is required by the articles of incorporation, these bylaws, or the laws of California.

1.8. Auction of Shares in Lieu of Dissolution.

(a) Any shareholder shall have the right at any time to submit to arbitration the question of whether grounds for involuntary dissolution exist, as the grounds are specified below. On a finding that grounds exist, the arbitrator, who shall be appointed as specified below, shall order that the designated shares of the shareholder or shareholders shall be sold to the highest bidder among the shareholders as the arbitrator shall designate.

(b) As used in this section, the term “grounds for dissolution” shall mean any one or more of the following:

(1) The directors are deadlocked in the management of the corporate affairs and the shareholders are unable to break the deadlock;

(2) The shareholders are deadlocked in voting power, and have failed for at least two (2) consecutive annual meetings to elect successors to directors whose terms have expired or would have expired on the election of their successors;

(3) The acts of the directors or those in control of the corporation are illegal, oppressive, or fraudulent; or

(4) The corporate assets are being misapplied or wasted.

(c) Arbitration shall be held in Orange County, California, and shall be conducted under the rules of the American Arbitration Association. Judgment on the award of the arbitrator may be entered in any court having jurisdiction.

ARTICLE II

BOARD OF DIRECTORS

2.1. General Powers. Subject to the limitations of the articles of incorporation, these bylaws, and the California General Corporation Law (Corp. Code, §§ 100 et seq.) concerning corporate action that must be authorized or approved by the shareholders of the corporation, all corporate powers shall be exercised by or under the authority of the board of directors, and the business and affairs of the corporation shall be controlled by the board.

 Without limiting the generality of the foregoing, and subject to the same limitations, it is hereby expressly declared that the directors shall have the sole power to act on behalf of the corporation with respect to and, to the extent required by law, the duty to:

 (a) contract with, a ppoint and remove, at the pleasure of the board, all officers, managers, management companies, agents, and employees of the Corporation, prescribe their duties in addition to those prescribed in these Bylaws, supervise them, fix their compensation, and require from them security for faithful service. Such compensation may be increased or diminished at the pleasure of the directors;

 (b) conduct, manage, and control the affairs and business of the Corporation; make rules and regulations not inconsistent with the Articles of Incorporation or applicable law or these Bylaws; make all lawful orders on behalf of the Corporation; and prescribe the manner of executing the same;

 (c) incur indebtedness and borrow money on behalf of the Corporation and designate from time to time the person or persons who may sign or endorse checks, drafts, or other orders of payment of money, notes, or other evidences of indebtedness, issued in the name of, or payable to, the Corporation, and prescribe the manner of collecting or depositing funds of the Corporation, and the manner of drawing checks thereon;

 (d) appoint committees of the board of directors; and

 (e) bind the corporation to issue and authorize the issuance of stock of the Corporation from time to time, upon such terms as may be lawful.

2.2. Number, Tenure, Qualifications, and Election.

The board of directors shall consist of a maximum of 7 persons who need not be shareholders of the corporation. The number of directors may be increased or decreased from time to time by approval of the outstanding shares. The directors of the corporation shall be elected at the annual shareholders’ meeting, or at a meeting held in lieu of that meeting as provided in these Bylaws and shall serve until the next succeeding annual meeting and until their successors have been elected and qualified.

2.3. Board Meetings.

(a) The board of directors shall hold an organizational meeting immediately following each annual shareholders’ meeting. Regular meetings of the board of directors shall be held at the times as fixed by a resolution of the board.

(b) Special meetings of the board may be called at any time by the chairman, chief executive officer, or majority of members of the board.

(c) Members of the board may participate in a meeting through use of conference telephone, electronic video screen communication, or other communications equipment. Participation in a meeting through use of conference telephone constitutes presence in person at that meeting pursuant to this subsection (c) as long as all members participating in the meeting are able to hear one another. Participation in a meeting through the use of communications equipment other than conference telephone constitutes presence in person at that meeting pursuant to this subsection (c) as long as each member participating in the meeting can communicate with all other participants concurrently; each member may participate in all matters before the board, including proposing or objecting to a specific action to be taken by the corporation; and the corporation verifies prior to the meeting that persons participating in the meeting are entitled to participate, and that any action or vote taken at the meeting is taken only by the directors.

2.4. Quorum and Voting. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, and the acts of a majority of directors present at a meeting at which a quorum is present shall constitute the acts of the board of directors. If at any meeting of the board of directors less than a quorum is present, a majority of those present may adjourn the meeting, from time to time, until a quorum is present. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment. Every act or decision done or made by the board of directors shall be done or made at a meeting called and held as shall be provided by these bylaws.

2.5. Vacancies. A vacancy in the board of directors, except a vacancy occurring by the removal of a director, may be filled by the vote of a majority of the remaining directors, even though less than a quorum is present. Each director so elected shall hold office for the unexpired term of his or her predecessor in office. Any directorship that is to be filled as a result of an increase in the number of directors must be filled by election at an annual or special shareholders’ meeting called for that purpose.

2.6. Indemnification. The corporation shall indemnify all persons who have served or may serve at any time as officers or directors of the corporation and their heirs, executors, administrators, successors, and assigns, from and against any and all loss and expense, including amounts paid in settlement before or after suit is commenced, and reasonable attorney’s fees, actually and necessarily incurred as a result of any claim, demand, action, proceeding, or judgment that may be asserted against any such persons, or in which these persons are made parties by reason of their being or having been officers or directors of the corporation. This right of indemnification shall not exist in relation to matters as to which it is adjudged in any action, suit, or proceeding that these persons are liable for negligence or misconduct in the performance of duty and in any case the right to indemnification under Section 2.6 of these Bylaws shall be subject to the approval of a majority of disinterested directors.

ARTICLE III

OFFICERS

3.1. Officers. The corporation shall have as officers a president, treasurer, and secretary (“Principal Officers”), appointed by the board of directors. The board of directors, in its discretion, may appoint any additional officers it feels are in the best interest of the corporation.

3.2. Powers and duties. The powers and duties of the several officers shall be as provided from time to time by resolution or other directive of the board of directors and shall include the power to bind the corporation only in matters not otherwise reserved for the board of directors or the shareholders of the corporation herein. In the absence of such provisions, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to this corporation.

3.3. Election and Term of Office. The Principal Officers of the corporation shall be elected by the board of directors at its organizational meeting immediately following the annual shareholders’ meeting or as soon after that meeting as practicable. Thereafter, officers shall be elected only by resolution at a meeting of the board of directors or by written consent of the board of directors for such purpose. Subordinate officers may be elected from time to time only by the board of directors. Each officer, including each Principal Officer shall hold office until his or her successor is elected and qualified, or until his or her resignation, death, or removal.

3.4. Removal. Any officer may be removed from office at any time, with or without cause, on the affirmative vote of a majority of the board of directors. Removal shall be without prejudice to any contract rights of the removed officer.

3.5. Vacancies. Vacancies in offices, however occasioned, may be filled by election by the board of directors at any time for the unexpired terms of such offices.

3.6. Compensation.

(a) No salary or other compensation for services as an officer of the corporation shall be paid unless and until that salary or other compensation has been approved by an affirmative vote at a shareholders’ meeting by shareholders owning at least a majority of the outstanding shares of the corporation.

(b) No bonus or share in the earnings or profits of the corporation shall be paid to any of the officers, directors, or employees of the corporation except pursuant to a plan adopted at a meeting called and held for the purpose by the holders of record of a majority of the outstanding shares of the corporation.

(c) The officers of the corporation shall be and remain at all times liable to repay to the corporation all amounts paid to them by the corporation as salary or other compensation to the extent these amounts have been disallowed to the corporation as deductions in computing the corporation’s federal income taxes.

(d) No officer shall be disqualified from receiving a salary by reason of his or her also being a director of the corporation.

ARTICLE IV

STOCK CERTIFICATES AND SHARE TRANSFERS

4.1 Form of Certificate. The shares of the corporation shall be represented by certificates signed by the secretary and president. Any or all of the signatures may be facsimile.

4.2. Transfers.

(a) All of the issued and outstanding shares of the corporation shall be made subject to restrictions on their transferability by agreement among the holders of the shares. A copy of this agreement shall be kept on file withthe corporation’s secretary, and shall be subject to inspection by shareholders of record and bona fide creditors of the corporation at all reasonable times during business hours.

(b) Subject to (a) above, transfers of shares of the corporation shall be made in the manner specified in the California Uniform Commercial Code [Uniform Commercial Code §§ 8101 et seq.]. The corporation shall maintain share transfer books, and any transfer shall be registered on those books only on the request and the surrender of the endorsed share certificate representing the transferred shares. The board of directors may appoint one or more transfer agents or transfer clerks and one or more registrars as custodians of the transfer book, and may require that all transfers to be made with, and all share certificates to bear the signatures of, any of them. The corporation shall have the absolute right to recognize as the owner of any shares issued by it, for all proper corporate purposes, including the voting of the shares and the issuance and payment of dividends on the shares, the person or persons in whose name the certificate representing the shares stands on its books. However, if a transfer of shares is made solely for the purpose of furnishing collateral security, and if this fact is made known to the secretary of the corporation, or to the corporation’s transfer agent or transfer clerk, the record entry of the transfer shall state the limited nature of that transfer.

ARTICLE V. AMENDMENTS

5.1. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the board of directors by the certificate or incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.